Exhibit 32

STATEMENT OF CHIEF EXECUTIVE OFFICER UNDER 18 U.S.C. § 1350

I, Eric. J. Cremers, President and Chief Executive Officer of PotlatchDeltic Corporation (the Company), certify pursuant to section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge:

1.
the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ERIC J. CREMERS
Eric J. Cremers

President and Chief Executive Officer

November 7, 2025

STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350

I, Wayne Wasechek, Vice President and Chief Financial Officer of PotlatchDeltic Corporation (the Company), certify pursuant to section 1350 of Chapter 63 of Title 18 of the United States Code that, to my knowledge:

1.
the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the Report), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayne Wasechek
Wayne Wasechek

Vice President and Chief Financial Officer

November 7, 2025